As filed with the Securities and Exchange Commission on March 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mogo Inc.
(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English (if applicable))

British Columbia	6199	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

2100-401 West Georgia St.

Vancouver, British Columbia V6B 5A1, Canada

(604) 659-4380

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, NY 10005

(212) 590-9070

(Name, address(including zip code)and telephone number(including area code)

of agent for service in the United States)

Copies to:

Michael G. Urbani Stikeman Elliott LLP	Gregory Feller Mogo Inc.	Steven B. Stokdyk, Esq. Latham & Watkins LLP
Suite 1700 -666 Burrard Street Vancouver, British Columbia V6C 2X8, Canada	2100-401 West Georgia St. Vancouver, British Columbia V6B 5A1, Canada	355 South Grand Avenue, Suite 100 Los Angeles, CA 90071 USA
(604) 631-1340	(604) 659-4380

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of British Columbia

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respecthereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)		Amount of registration fee
Common Shares, Preferred Shares, Debt Securities, Warrants and Units (2)	U.S.$	500,000,000	U.S.$	54,550

(1)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, and warrants of the Registrant (the “Securities”) as shall have an aggregate initial offering price of up to US $500,000,000. The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement.

(2)	Subject to footnote (1), there are being registered hereunder an indeterminate number of common shares, preferred shares, debt securities, warrants to purchase common shares, rights, and/or units comprised of one or more of the other securities described in the registration statement in any combination as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of common shares as may be issuable upon exercise of warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

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PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada except Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada except Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & General Counsel of Mogo Inc. at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1, telephone: (604) 659-4380, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	March 26, 2021

MOGO INC.

US$500,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

This short form base prospectus (this "Prospectus") relates to the issue and sale from time to time of common shares (the "Common Shares") of Mogo Inc. ("Mogo", the "Company", "us" or "we"), preferred shares of the Company (the "Preferred Shares", and together with Common Shares, the "Shares"), debt securities (the "Debt Securities"), warrants to purchase Shares or Debt Securities (the "Warrants"), or any combination thereof (the "Units", and collectively with all of the foregoing, the "Securities"), up to an aggregate offering price of US$500,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the 25-month period that this short form base shelf prospectus, including any amendments hereto, remains effective. The Securities may either be offered by us or by our securityholders.

The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (collectively or individually, as the case may be, a "Prospectus Supplement").

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All information required to be included in a short form prospectus but permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the maturity date, whether payment on the Debt Securities will be senior or subordinated to the Company's other liabilities and obligations, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rates, any conversion or exchange rates attached to the Debt Securities, whether the Company may redeem the Debt Securities at its option and any other specific terms; (iv) in the case of Warrants, the designation, number and terms of the Shares or Debt Securities issuable upon exercise of the Warrants, the offering price, the currency, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; and (v) in the case of Units, the designation, number of Securities comprising the Units, the offering price, the currency and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") and on the Nasdaq Capital Market ("Nasdaq") under the symbol "MOGO" and certain common share purchase warrants (the "Listed Warrants") of the Company are listed and posted for trading on the TSX under the symbol "MOGO.WT". Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares and the Listed Warrants will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares and the Listed Warrants, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Latham & Watkins LLP, with respect to U.S. legal matters.

An investment in the Securities is subject to a number of significant risks that should be considered by a prospective purchaser. Prospective investors should carefully consider the risk factors described under "Risk Factors", in the documents incorporated by reference herein, and in the applicable Prospectus Supplement.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system ("MJDS") adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Annual financial statements for the year ended December 31, 2020 included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of a foreign country, that some or all of our officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in this Prospectus or any Prospectus Supplement may by residents of a foreign country and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investors should be aware that the acquisition, holding or disposition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. The Company may offer and sell Securities to, or through, underwriters and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

This Prospectus may qualify an "at-the-market distribution", as such term is defined in National Instrument 44-102 – Shelf Distributions ("NI 44-102"). In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), other than an "at-the-market distribution", the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

The financial information of the Company contained in the documents incorporated by reference herein are presented in Canadian dollars. In this Prospectus, references to "$" and "C$" are to Canadian dollars and references to US$ are to United States dollars.

Gregory Feller, a director of the Company and the Company's President and Chief Financial Officer, resides outside of Canada. Mr. Feller has appointed 152928 Canada Inc., c/o Stikeman Elliott LLP, Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process.

Our head office is located at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1. Our registered office is located at Suite 1700, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8.

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ABOUT THIS PROSPECTUS

Unless otherwise noted or the context otherwise indicates, "Mogo", the "Company", "us" or "we" refer to Mogo Inc. and its subsidiaries and predecessors, including Mogo Finance Technology Inc. ("Mogo Finance").

An investor should rely only on the information contained in this Prospectus, any applicable Prospectus Supplement and the information incorporated by reference in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide investors with additional or different information. The information contained on mogo.ca is not included in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement and prospective investors should not rely on such information when deciding whether or not to invest in the Securities. Any graphs, tables or other information demonstrating our historical performance or of any other entity contained in this Prospectus or any applicable Prospectus Supplement or the information incorporated by reference in this Prospectus or any applicable Prospectus Supplement are intended only to illustrate past performance and are not necessarily indicative of our future performance or that of any other entity. The information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of such documents, regardless of the time of delivery of such documents or of any sale of the Securities.

This Prospectus is part of a registration statement on Form F-10 (the "Registration Statement") relating to our Securities that we have filed or will file with the SEC. Under the Registration Statement, we may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$500,000,000. This Prospectus, which constitutes part of the Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading "Documents Incorporated By Reference". This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to Mogo and the Securities.

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This Prospectus and the information incorporated herein by reference include certain trade names and trademarks which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights to these trademarks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President & General Counsel of Mogo Inc. at 2100-401 West Georgia Street, Vancouver, British Columbia, V6B 5A1, telephone: (604) 659-4380, and are also available electronically at www.sedar.com.

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. You may read any document that we file with or furnish to the SEC at the SEC's public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. The Company's filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS INCORPORATED BY REFERENCE

Under the short form prospectus system adopted by the securities commissions and other regulatory authorities in each of the provinces and territories of Canada, we are permitted to incorporate by reference the information we file with securities commissions in Canada, which means that we can disclose important information to you by referring you to those documents. The following documents, filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

The Company's annual information form dated March 26, 2021 for the year ended December 31, 2020 (the "AIF"), as filed on Form 6-K on March 26, 2021;

The Company's audited annual consolidated financial statements for the years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditors' report thereon (the "Annual Financials"), as filed on Form 6-K on March 23, 2021;

The Company's management's discussion and analysis for the year ended December 31, 2020 (the "Annual MD&A"), as filed on Form 6-K on March 23, 2021;

The Company's management information circular dated November 16, 2020 prepared in connection with the annual general meeting of shareholders held on December 11, 2020, as filed on Form 6-K on November 18, 2020;

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The Company's management information circular dated November 27, 2020 prepared in connection with the special meeting of shareholders held on January 15, 2021, as filed on Form 6-K on December 28, 2020;

The Company's material change report dated January 8, 2021 regarding the launch of the Company's at-the-market equity program pursuant to an at-the-market offering agreement (the "ATM Agreement") and prospectus supplement, as filed on Form 6-K on January 11, 2021;

The Company's material change report dated February 3, 2021 regarding the completion of the Company's acquisition of 100% of the outstanding securities of Carta Solutions Holding Corporation (the "Carta Transaction"), as filed on Form 6-K on February 3, 2021;

The Company's material change report dated February 17, 2021 regarding the Company entering into a definitive investment agreement with Coinsquare Ltd. ("Coinsquare") and certain shareholders of Coinsquare, pursuant to which, Mogo will have the right to acquire up to a 40% ownership interest in Coinsquare, as filed on Form 6-K on February 18, 2021; and

The Company's material change report dated March 1, 2021 regarding the completion of the Company's registered direct offering and concurrent private placement of unregistered warrants and the termination of the ATM Agreement, as filed on Form 6-K on March 1, 2021.

Any documents of the type referred to in Item 11.1 of Form 44-101F1 and any documents required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus subsequently filed by us with the various securities commissions or similar authorities in Canada after the date of this Prospectus and until the expiry of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC by the Company pursuant to the Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents that the Company will file with or furnish to the SEC under the Exchange Act, if and to the extent expressly provided therein.

A Prospectus Supplement containing the specific terms for an issue of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the Securities issued under that Prospectus Supplement.

Upon a new annual information form and related annual financial statements and management's discussion and analysis relating thereto being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or forms, as the case may be, annual and interim financial statements and management's discussion and analysis relating thereto and material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of shareholders of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular relating to the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not constitute a part of this Prospectus, except as so modified or superseded.

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You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus is a part insofar as required by the SEC's Form F-10:

•	the documents listed under "Documents Incorporated By Reference" in this Prospectus;
•	the consent of KPMG LLP, the Company's independent auditors;
•	the consent of Stikeman Elliott LLP, the Company's Canadian counsel;
•	powers of attorney of the Company's directors and officers, as applicable; and
•	form of debt indenture.

A copy of the form of warrant indenture or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the Exchange Act.

FORWARD-LOOKING INFORMATION

This Prospectus, any Prospectus Supplement and the documents incorporated by reference herin may contain certain "forward-looking information" within the meaning of applicable securities laws in Canada and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, "forward-looking information"). Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects", "does not expect", "is expected", "scheduled", "proposed", "estimates", "outlook", "intends", "anticipates", "does not anticipate", "believes", or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will", "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management's expectations, estimates and projections regarding future events or circumstances.

Discussions containing forward-looking information may be found, among other places, under "Our Business", "Use of Proceeds", "Risk Factors" and "Plan of Distribution", in sections of any Prospectus Supplement and in sections of the documents which are incorporated herein by reference.

This forward-looking information includes, among other things, statements relating to:

•	the Company's ability to navigate through the COVID-19 pandemic and the overall economic impact of same;
•	the Company's expectations regarding its revenue (including loan interest), expenses and operations, key performance indicators, provision for loan losses (net of recoveries) and delinquencies ratios;
•	the Company's anticipated cash needs and its needs for additional financing, funding costs, ability to extend or refinance any outstanding amounts under the Company's credit facilities;
•	the Company's ability to protect, maintain and enforce its intellectual property;
•	third-party claims of infringement or violation of, or other conflicts with, intellectual property rights;

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•	the resolution of any legal matters;
•	the Company's plans for and timing of expansion of its products and services;
•	the Company's future growth plans;
•	the acceptance by the Company's customers and the marketplace of new technologies and solutions;
•	the Company's ability to attract new members and develop and maintain existing members;
•	the Company's ability to attract and retain personnel;
•	the Company's expectations with respect to advancement of its product offering;
•	the Company's competitive position and the regulatory environment in which the Company operates;
•	anticipated trends and challenges in the Company's business and the markets in which it operates;
•	the Company's historical investment approach, objectives and strategy, including its focus on specific sectors;
•	the structuring of its investments and its plans to manage its investments;
•	the Company's expectations regarding the performance of certain sectors in which it has invested; and
•	the completion of any offering of Securities.

This forward-looking information and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to the Company's expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that are discussed in greater detail or incorporated by reference in the section entitled "Risk Factors" or elsewhere in, or incorporated by reference into this Prospectus or any applicable Prospectus Supplement, including risks relating to:

•	the duration and impact of the ongoing COVID-19 pandemic on the business, operations, financial results and prospects of the Company;
•	our limited operating history in an evolving industry;
•	our recent, rapid growth;
•	our history of losses;
•	our efforts to expand our market reach and product portfolio;
•	changes in the regulatory environment or in the way regulations are interpreted;
•	privacy considerations;
•	economic conditions;
•	material changes to the interest rate charged to our members and paid to our lenders;
•	disruptions in the credit markets;
•	an increase in member default rates;
•	our negative operating cash flow;
•	our ability to access additional capital through issuances of equity and debt securities;
•	the concentration of our debt funding sources and our ability to access additional capital from those sources;
•	the financial covenants under our credit facilities;
•	security breaches of members' confidential information;
•	our ability to collect payment on our loans and maintain accurate accounts;
•	a decline in demand for our products;
•	our products achieving sufficient market acceptance;
•	protecting our intellectual property rights;
•	claims by third parties for alleged infringement of their intellectual property rights;
•	the use of open source software and any failure to comply with the terms of open source licenses;
•	serious errors or defects in our software and attacks or security breaches;
•	the reliability of our credit scoring model;
•	access to reliable third-party data;
•	our risk management efforts;

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•	our levels of indebtedness;
•	the adequacy of our allowance for loan losses;
•	exchange rate fluctuations;
•	our marketing efforts and ability to increase brand awareness;
•	member complaints and negative publicity;
•	misconduct and/or errors by our employees and third-party service providers;
•	our ability to collect payment on and service the loans we make to our members;
•	our reliance on data centers to deliver our services and any disruption thereof;
•	competition in our industry;
•	the reliability of information provided by our members;
•	our reliance on key personnel, and in particular, our management;
•	competition for employees;
•	preserving our corporate culture;
•	risks related to litigation;
•	earthquakes, fire, power outages, flood, and other catastrophic events, and interruption by man-made problems such as terrorism;
•	volatility in the market price for our publicly traded securities;
•	future sales of our securities by existing shareholders causing the market price for our publicly traded securities to fall;
•	no cash dividends for the foreseeable future;
•	our trading price and volume declining if analysts publish inaccurate or unfavourable research about us or our business;
•	risks related to operating in the cryptocurrency industry;
•	risks related to the Company's investment portfolio including:

○	investment risk;
○	our ability to monetize the portfolio given investments in private issuers and illiquid securities;
○	foreign currency exposure if investments in the Company's portfolio consist of securities denominated in foreign currencies;
○	concentration of investments;
○	there is no guaranteed return on the Company's investments;
○	intellectual property claims against issuers that the Company invests in;
○	the Company's portfolio may include securities of issuers established in jurisdictions outside of Canada and the U.S.;
○	some investments of the Company may be in markets that are new and emerging;
○	fluctuation in NAV and valuation of the Company's portfolio;
○	non-controlling interests;
○	trading costs; and
○	the Company may be limited in its ability to make follow-on investments and the dilution in the Company's holdings resulting from a failure to make such follow-on investments; and

•	the other factors discussed under the heading "Risk Factors" in the AIF.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in "Risk Factors" in this Prospectus, any applicable Prospectus Supplement, and the AIF should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and any applicable Prospectus Supplement, and in the information incorporated by reference in this Prospectus and any applicable Prospectus Supplement represents our expectations as of the date of this Prospectus and any Prospectus Supplement, as applicable (or as the date they are otherwise stated to be made), and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

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All of the forward-looking information contained in this Prospectus and any Prospectus Supplement and in the information incorporated by reference in this Prospectus and any Prospectus Supplement is expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus and any applicable Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Securities.

OUR COMPANY

Mogo is empowering its more than one million members with simple digital solutions to help them get in control of their financial health. Through the Mogo app, consumers can access a digital spending account with Mogo Visa* Platinum Prepaid Card featuring automatic carbon offsetting, easily buy and sell bitcoin, and get free monthly credit score monitoring, ID fraud protection, and personal loans. Mogo’s wholly-owned subsidiary, Carta Worldwide, also offers a digital payments platform that powers the next-generation card programs from innovative fintech companies in Europe, North America and APAC. The Mogo platform has been purpose-built to deliver a best-in-class digital experience, with best-in-class products all through one app. With more than 1.2 million members and a marketing partnership with Canada's largest news media company, Mogo continues to execute on its vision of becoming the go-to financial app for the next generation of Canadians.

DESCRIPTION OF SHARE CAPITAL

The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles ("Articles").

Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares. As at the date of this Prospectus, there are 56,161,017 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

Each Common Share entitles its holder to notice of and to one vote at all meetings of the Company's shareholders. Each Common Share is also entitled to receive dividends if, as and when declared by Mogo's board of directors (the "Board"). Holders of Common Shares are, subject to the rights and priorities of holders of Preferred Shares, entitled to participate in any distribution of the Company's net assets upon liquidation, dissolution or winding-up of the Company on an equal basis per Common Share.

Advance Notice Provisions

We have included certain advance notice provisions with respect to the election of our directors in our Articles (the "Advance Notice Provisions"). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of Board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days and not more than 65 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the "Notice Date") is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

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Dividend Policy

The holders of Common Shares are entitled to receive distributions as and when declared from time to time on the Common Shares by the Board, acting in its sole discretion, out of the Company's assets properly available for the payment of dividends.

On February 27, 2019, the Board declared the Company's first ever special dividend of $0.10 per Common Share, payable in cash. The Company intends to reinvest all future earnings in order to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on the Common Shares in the foreseeable future. The declaration of any future dividends by the Board will be dependent on the Company's earnings, liquidity position, financial condition and capital requirements, as well as any other factors deemed relevant by the Board.

During the last three financial years, the Company has declared and paid cash dividends per Common Share as noted below:

Record Date	Payment Date	Dividend per Common Share
March 22, 2019	April 5, 2019	$0.10

Preferred Shares

We may issue Preferred Shares from time to time in one or more series. The Board is authorized to fix the number of Preferred Shares of each series, and to determine for each series, the designation, rights, privileges, restrictions and conditions, including dividend rates, redemption prices, conversion rights and other matters. Among other things, each series of Preferred Shares, upon determination by the Board, may or may not carry voting rights and may or may not be convertible into another class or series of shares of the Company.

So long as any Preferred Shares are outstanding, the holders of the Preferred Shares of each series shall rank both with regard to dividends and return of capital in priority to the holders of the Common Shares and in priority to any other shares ranking junior to the Preferred Shares, and the holders of the Preferred Shares of each series may also be given such other preference over the holders of the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined as to the respective series authorized to be issued. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and return of capital in the event of any distribution of assets of the Company among its shareholders arising on the liquidation, dissolution or winding up of the Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Debt Securities that we may offer under this Prospectus, which may be issued in one or more series. Debt Securities may be offered independently or together with other Securities. The following sets forth certain general terms and provisions of the Debt Securities offered under this Prospectus. The specified terms and provisions of the Debt Securities offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. The terms of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below.

General

Debt Securities may be issued in either Canada or the United States in one or more series under and governed by the terms of one or more trust indentures (a "Trust Indenture") between us and a debt security trustee or trustees that we will name in the relevant Prospectus Supplement, if applicable.

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This summary of some of the provisions of the Debt Securities is not complete. The statements made in this Prospectus relating to a Trust Indenture, if any, and Debt Securities to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of any Trust Indenture, if any and as applicable. Prospective investors should refer to the applicable Trust Indenture, if any. If applicable, we will file a Trust Indenture describing the terms and conditions of Debt Securities we are offering concurrently with the filing of the applicable Prospectus Supplement under which such Debt Securities are offered.

The applicable Prospectus Supplement relating to any Debt Securities offered by us will describe the particular terms of those Debt Securities and include specific terms relating to the offering. This description will include, where applicable:

•	the designation and aggregate number of Debt Securities;
•	any limit on the aggregate principal amount of the Debt Securities;
•	the price at which the Debt Securities will be offered;
•	the currency or currencies in which the Debt Securities will be offered and in which the principal, premium, if any, and interest, if any, will be paid;
•	the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable;
•	the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;
•	the dates on which and the price or prices at which the Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;
•	the right, if any, of holders of the Debt Securities to convert them into Common Shares or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;
•	the extent and manner, if any, to which payment on or in respect of the Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Company;
•	any special or modified events of default or covenants with respect to the Debt Securities;
•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;
•	the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default;
•	any special or modified events of default or covenants with respect to the Debt Securities;
•	the effect of any merger, consolidation, sale or other disposition of our business on the Debt Securities and the Trust Indenture, if any and as applicable;
•	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary of the global securities;
•	whether the Debt Securities will be listed on any exchange;
•	material United States and Canadian federal income tax consequences of owning the Debt Securities; and
•	any other material terms or conditions of the Debt Securities.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

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Ranking and Other Indebtedness

The Debt Securities will be senior or subordinated indebtedness of ours, as described in the relevant Prospectus Supplement. In the event of our insolvency or winding up, our subordinated indebtedness, including any subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all of our other liabilities (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplement, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Shares or Debt Securities and may be issued in one or more series. Warrants may be offered independently or together with other Securities, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (a "Warrant Indenture") between us and a warrant trustee (a "Warrant Trustee") that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture, if any, and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate. Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. If applicable, we will file a Warrant Indenture describing the terms and conditions of Warrants we are offering concurrently with the filing of the applicable Prospectus Supplement under which such Warrants are offered.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering. This description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the manner of exercise;
•	the number of Shares or Debt Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Shares or Debt Securities may be purchased upon exercise of each Warrant;
•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
•	the effect of any merger, consolidation, sale or other disposition of our business on the Warrants and the Warrant Indenture, if any;
•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
•	whether the Warrants or the underlying Securities will be listed on any exchange;
•	material United States and Canadian federal income tax consequences of owning the Warrants;
•	the manner in which the Warrants and the Warrant Indenture, if any, may be modified; and
•	any other material terms or conditions of the Warrants.

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Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities issuable upon exercise of the Warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file the form of unit agreement ("Unit Agreement"), if any, between us and a unit agent ("Unit Agent") that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, concurrently with the filing of the applicable Prospectus Supplement under which such series of Units are offered. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more of the Securities otherwise described herein in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit Agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	provisions of the governing Unit Agreement, if any; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under "Description of Share Capital", "Description of Debt Securities" and "Description of Warrants" will apply to each Unit and to any Security included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PRIOR SALES

Information about prior sales will be provided in each applicable Prospectus Supplement relating to the Securities offered thereby.

TRADING PRICE AND VOLUME

Trading price and volume of our Securities will be provided in each applicable Prospectus Supplement relating to the Securities offered thereby.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, Mogo intends to use the net proceeds from the sale of Securities for working capital requirements and general corporate purposes, or to fund future acquisitions and strategic partnerships and investments. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. We may also, from time to time, issue securities otherwise than through the offering of Securities pursuant to this Prospectus.

The Company had negative cash flow from operations for the year ended December 31, 2020. However, one of the key performance indicators that Mogo uses to manage its business and evaluate its financial results and operating performance is "cash provided by operating activities before investment in loans receivable". Using this metric, the Company has generated positive cash flow from operations before investment in loans receivable and all operating expenses, including interest expenses, have been funded internally. See "Non-IFRS Financial Measures" in the Annual MD&A.

SELLING SECURITYHOLDERS

Common Shares may be sold under this Prospectus by way of a secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Common Shares by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Common Shares owned, controlled or directed by each selling securityholder;

•	the number or amount of Common Shares being distributed for the account of each selling securityholder;

•

the number or amount of our securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding securities;

•	whether Common Shares are owned by the selling securityholders both of record and beneficially, of record only or beneficially only;

•

if the selling securityholder purchased the Common Shares being distributed within two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Common Shares; and

•

if the selling securityholder acquired the Common Shares being distributed in the twelve months preceding the date of the Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on a per share basis.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions", as such term is defined in NI 44-102, including sales made directly on the TSX, the Nasdaq or other existing trading markets for the Securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters or agents, the initial offering price of such Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation.

The agents and/or underwriters will contractually commit not to make any offers or sales of Securities in the Province of Québec. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. If, in connection with the offering of Securities at the initial offering price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, and have been unable to do so, the public offering price may be decreased and thereafter further changed from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers is less than the gross proceeds paid by the underwriters to us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may, from time to time, purchase and sell the Securities described in this Prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the Securities or liquidity on the secondary market if one develops. From time to time, underwriters and agents may make a market in the Securities.

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Secondary Offering

This Prospectus may also, from time to time, relate to the offering of Common Shares by certain selling securityholders.

The selling securityholders may sell all or a portion of Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If Common Shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Common Shares may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in any transaction permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of Common Shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Common Shares in the course of hedging in positions they assume. The selling securityholders may also sell Common Shares short and deliver Common Shares covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Shares from time to time pursuant to this Prospectus or any Prospectus Supplement filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of selling securityholders to include, pursuant to a prospectus amendment or Prospectus Supplement, the pledgee, transferee or other successors in interest as selling securityholders under this Prospectus. The selling securityholders also may transfer and donate Common Shares in other circumstances in which case the transferees, donees, pledgees or other successor in interest will be the selling beneficial owners for purposes of this Prospectus.

The selling securityholders and any broker-dealer participating in the distribution of Common Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of Common Shares is made, a Prospectus Supplement, if required, will be distributed which will identify the selling securityholders and provide the other information set forth under “Selling Securityholders”, set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any securityholder will sell any or all of Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitations, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any Common Shares by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Common Shares to engage in market-making activities with respect to Common Shares. All of the foregoing may affect the marketability of Common Shares and the ability of any person or entity to engage in market-making activities with respect to Common Shares.

Once sold under the shelf registration statement, of which this Prospectus forms a part, Common Shares will be freely tradable in the hands of persons other than our affiliates.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

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By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act of 1933, as amended.

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, other than an "at-the-market distribution", as such term is defined in NI 44-102, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. With respect to an "at-the-market" distribution, no underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

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CONSOLIDATED CAPITALIZATION

Other than the Carta Transaction resulting in the issuance of 10,000,000 Common Shares, there have been no material changes in the consolidated share and loan capital of Mogo from December 31, 2020 to the date of this Prospectus.

As a result of the issuance of Securities which may be distributed under this Prospectus, the share capital of the Company may increase by up to a maximum of US$500,000,000.

EARNINGS COVERAGE

If we offer Debt Securities having a term to maturity in excess of one year or Preferred Shares under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

RISK FACTORS

Prospective investors should carefully consider the risks described below, which are qualified in their entirety by reference to, and must be read in conjunction with, the other information contained in this Prospectus, any applicable Prospectus Supplement and the information incorporated by reference in this Prospectus (and in particular, the risk factors discussed under the heading "Risk Factors" beginning at page 24 of the AIF) before purchasing Securities.

The risks and uncertainties described in this Prospectus, any applicable Prospectus Supplement and the information incorporated by reference herein are those we currently believe to be material, but they are not the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows and consequently the price of the our publicly traded securities could be materially and adversely affected. In all these cases, the trading price of our publicly traded securities could decline, and prospective investors could lose all or part of their investment.

The market price for our publicly traded securities may be volatile and your investment could suffer a decline in value.

The market price of our publicly traded securities could be subject to significant fluctuations. Some of the factors that may cause the market price of our publicly traded securities to fluctuate include:

•	volatility in the market price and trading volume of comparable companies;
•	actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts;
•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;
•	short sales, hedging and other derivative transactions in our Securities;
•	litigation or regulatory action against us;
•	investors' general perception of us and the public's reaction to our press releases, our other public announcements and our filings with securities regulators, including our financial statements;
•	publication of research reports or news stories about us, our competitors or our industry;
•	positive or negative recommendations or withdrawal of research coverage by securities analysts;
•	changes in general political, economic, industry and market conditions and trends;
•	sales of our securities by existing shareholders;
•	recruitment or departure of key personnel;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and
•	the other risk factors described in this section of this Prospectus and in any applicable Prospectus Supplement.

Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions' respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Company by those institutions, which could materially adversely affect the trading price of our publicly traded securities. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of our publicly traded securities may be materially adversely affected.

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In addition, broad market and industry factors may harm the market price of our publicly traded securities. Hence, the market price of our publicly traded securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our securities regardless of our operating performance. In the past, following a significant decline in the market price of a company's securities, there have been instances of securities class action litigation having been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, and our management's attention and resources could be diverted and it could harm our business, operating results and financial condition.

There is no market through which the Preferred Shares, certain Warrants, Units, or Debt Securities may be sold.

There is no market through which the Preferred Shares, Warrants (other than the Listed Warrants), Units, or Debt Securities may be sold. There can be no assurance that an active trading market will develop for the aforementioned Securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted for those Securities, may be adversely affected by, among other things:

•	changes in the overall market for those Securities;
•	changes in our financial performance or prospects;
•	changes or perceived changes in our creditworthiness;
•	the prospects for companies in the industry generally;
•	the number of holders of those Securities;
•	the interest of securities dealers in making a market for those Securities; and
•	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact on our ability to raise equity funding without significant dilution to its existing shareholders, or at all.

Future sales or issuances of securities could decrease the value of existing securities, dilute investors' voting power and reduce our earnings per share.

We may sell additional Securities in subsequent offerings and may issue additional Securities to finance operations, acquisitions or other projects. We have a large number of authorized but unissued Common Shares. We cannot predict the size of future sales and issuances of Securities or the effect, if any, that such future sales and issuances of securities will have on the market price of the Securities. Sales or issuances of a substantial number of Securities, or the perception that such sales could occur, may adversely affect prevailing market prices for Securities. With any additional sale or issuance of Common Shares (including Securities convertible into Common Shares), investors will suffer dilution of their voting power and may experience dilution in our earnings per share.

Our Board may issue, without shareholder approval, Preferred Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control.

While there are no Preferred Shares currently outstanding, our Articles allow the issuance of Preferred Shares in one or more series. Subject to the TSX, Nasdaq and any applicable regulatory approvals, our Board may set the rights and preferences of any series of Preferred Shares in its sole discretion without shareholder approval. The rights and preferences of those Preferred Shares may be superior to those of the Common Shares. Accordingly, the issuance of Preferred Shares may adversely affect the rights of holders of Common Shares and could have the effect of delaying or preventing a change of control, which may deprive our shareholders of a control premium that might otherwise have been realized in connection with an acquisition of Mogo.

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We do not expect to pay any cash dividends for the foreseeable future.

We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant.

Our operations have generated negative cash flows in the past.

The Company had negative cash flow from operations for the year ended December 31, 2020. Operational expenses are funded through positive cash flow from operations before investment in loans receivable. Accordingly, the Company has no plans to use any of the proceeds from the offering of Securities under this Prospectus to fund operating expenses. However, if the Company does not generate positive cash flow from operations before investment in loans receivable, there could be a material and adverse effect on our financial condition or results of operations.

If securities or industry analysts cease to publish research reports or publish inaccurate or unfavorable research about us or our business, our trading price and volume could decline.

The trading market for our publicly traded Securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our publicly traded Securities or publish inaccurate or unfavorable research about our business, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our publicly traded securities could decrease, which could cause our trading price and volume to decline.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the Business Corporations Act (British Columbia), that the majority of our officers and directors are residents of Canada, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or enforce judgments obtained in the United States courts against us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell securities of Mogo as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the Common Shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of acquiring any Securities offered thereunder, including whether the payments of distributions on the Securities will be subject to Canadian non-resident withholding tax.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may also include a discussion of certain United States federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement, certain legal matters relating to Canadian law will be passed upon on our behalf by Stikeman Elliott LLP. Certain legal matters relating to United States law will be passed upon on our behalf by Latham & Watkins LLP. As at the date of this Prospectus, the partners and associates of Stikeman Elliott LLP beneficially own, directly and indirectly, less than 1% of any class of our issued and outstanding securities or securities of our affiliates or associates.

If any underwriters or dealers named in a Prospectus Supplement retain their own counsel to pass upon legal matters relating to the Securities offered thereunder, such counsel will be named in such Prospectus Supplement.

LEGAL PROCEEDINGS

We are, from time to time, involved in legal proceedings of a nature considered normal to our business. We believe that none of the litigation in which we are currently involved, or have been involved since the beginning of the most recently completed financial year, individually or in the aggregate, is material to our consolidated financial condition or results of operations.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The independent auditors of the Company are KPMG LLP, Chartered Professional Accountants. KPMG LLP have confirmed with respect to the Company that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards. Our transfer agent and registrar is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia.

PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limits prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor. Rights and remedies may also be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

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Original purchasers of Warrants (if offered separately) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Warrant.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant, the amount paid upon conversion, exchange or exercise upon surrender of the underlying Securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers of Warrants, or other convertible, exchangeable or exercisable securities are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of this right of action for damages or consult with a legal adviser.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation existing under the Business Corporations Act (British Columbia). All but one of our directors and officers, and most of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for U.S. investors who reside in the United States to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

You should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against us or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against us or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. We have been advised by our Canadian legal counsel, Stikeman Elliott LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with the filing of our Registration Statement on Form F-10 relating to this Prospectus, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed C T Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning an offering, purchase or sale of the Securities.

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CERTIFICATE OF THE ISSUER

Dated: March 26, 2021

This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces and territories of Canada except Québec.

"David Feller"	"Gregory Feller"
David Feller Chief Executive Officer	Gregory Feller President and Chief Financial Officer

On behalf of the Board of Directors:

"Minhas Mohamed"	"Kees Van Winters"
Minhas Mohamed Director	Kees Van Winters Director

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PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Section 160 of the Business Corporations Act (British Columbia) (the “BCBCA”) authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

Under the Registrant’s articles and subject to the provisions of the BCBCA, the Registrant shall indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which such director, former director or alternate director of the Registrant, or any of his or her heirs and legal personal representatives, by reason of having been a director or alternate director of the Registrant, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the Registrant’s articles and subject to any restrictions in the BCBCA, the Registrant may indemnify any other person, including the officers, former officers and alternate officers of the Registrant.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers against losses incurred as a result of claims against the directors and officers of the Registrant in the indemnity provisions under the articles and the BCBCA.

Insofar as the indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit No.	Description
4.1*	The Annual Information Form dated dated March 26, 2021 for the year ended December 31, 2020, as Exhibit 99.1 under cover of Form 6-K on March 26, 2021
4.2*

The Audited Consolidated Financial Statements for the fiscal years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon addressed to our shareholders and directors, filed with the SEC as Exhibit 99.1 under cover of form 6-K on March 23, 2021.

4.3*	Management’s Discussion and Analysis for the fiscal year ended December 31, 2020, filed with the SEC as Exhibit 99.2 under cover of form 6-K on March 23, 2021.
4.4*

The Management Information Circular dated November, 16, 2020, prepared in connection with the annual general meeting of shareholders held on December 11, 2020, as filed with the SEC as Exhibit 99.1 under cover of Form 6-K on November 18, 2020.

4.6*

The Management Information Circular dated November 27, 2020, prepared in connection with the special meeting of shareholders held on January 15, 2021, as filed with the SEC as Exhibit 99.1 under cover of Form 6-K dated December 28, 2020.

4.7*

The material change report dated January 8, 2021 regarding the launch of the Company's at-the-market equity program pursuant to an at-the-market offering agreement and prospectus supplement, as filed with the SEC as Exhibit 99.1 under cover of on Form 6-K on January 11, 2021.

4.8*

The Material Change Report dated February 3, 2021 regarding the completion of the acquisition of 100% of the outstanding securities of Carta, as filed with the SEC as Exhibit 99.1 under cover of Form 6-K on February 3, 2021.

4.9*

The material change report dated February 17, 2021 regarding the Company entering into a definitive investment agreement with Coinsquare Ltd., as filed with the SEC as Exhibit 99.1 under cover of Form 6-K on February 18, 2021.

4.10*

The material change report dated March 1, 2021 regarding the completion of the Company's registered direct offering and concurrent private placement of unregistered warrants and the termination of the ATM Agreement, as filed with the SEC as Exhibit 99.1under cover of Form 6-K on March 1, 2021.

5.1	Consent of KPMG LLP, independent registered public accounting firm.
5.2	Consent of Stikeman Eliott LLP
6.1	Power of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture (Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 if debt securities are to be offered by a Prospectus Supplement to this registration statement)

*	Previously filed or furnished to the SEC.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the March 26, 2021.

MOGO INC.

By:	/s/ Gregory Feller
Name:	Gregory Feller
Title:	President & Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the March 26, 2021. Each person whose signature appears below constitutes and appoints David Feller and Gregory Feller or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 26, 2021.

Signature	Title

/s/ DavidFeller	Chief Executive Officer and Director
David Feller	(principal executive officer)

/s/ Gregory Feller	President, Chief Financial Officer and Director
Gregory Feller	(principal financial and accounting officer)

/s/ Minhas Mohamed	Director
Minhas Mohamed

/s/ Michael Wekerle	Director
Michael Wekerle

/s/ Kees Van Winters	Director
Kees Van Winters

/s/ Chris Payne	Director
Chris Payne

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Mogo Inc. in the United States, on the March 26, 2021.

By:	/s/ Gregory Feller
Name:	Gregory Feller
Title:	President and Chief Financial Officer

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